UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2017 (March 13, 2017)

Travelport Worldwide Limited

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-36640 (Commission File No.)	98-0505105 (I.R.S. Employer Identification Number)

Axis One, Axis Park

Langley, Berkshire, SL3 8AG,
United Kingdom

(Address of principal executive

office)

Registrant's telephone number, including area code +44-1753-288-000

N/A

(Former name or former address if changed since last
report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2017, our Board of Directors (the “Board”) appointed Elizabeth L. Buse to the Compensation Committee of our Board and John B. Smith to the Nominating and Corporate Governance Committee of our Board. In connection with such appointments, Ms. Buse and Mr. Smith each will be paid $10,000 in cash per year as compensation for her and his service as a member of the Compensation Committee and Nominating and Corporate Governance Committee, respectively, of the Board, consistent with the compensation paid to the other members of our Board.

On March 15, 2017, our Board designated Rose Thomson, our Executive Vice President and Chief Human Resources Officer as an executive officer of Travelport Worldwide Limited (“the Company”).

On March 15, 2017, the Compensation Committee of the Board of the Company approved grants of time-vested restricted share units (“RSUs”) and performance-vested performance share units (“PSUs”) to certain executives of the Company. The RSUs will vest one-fourth annually over a period of four years, and the PSUs will cliff vest at the end of three years based on our achievement against certain established performance targets. Vesting and operation of all awards will be subject to and on the terms and conditions to be set forth in the award agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2017.

Grants to our Named Executive Officers were as follows:

Gordon Wilson — 89,943 RSUs and 269,828 PSUs;

Stephen Shurrock — 30,662 RSUs and 91,987 PSUs;

Bernard Bot — 30,662 RSUs and 91,987 PSUs;
Matthew Minetola — 20,442 RSUs and 61,325 PSUs;
Thomas Murphy — 14,309 RSUs and 42,927 PSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

By:	/s/ Rochelle Boas
Rochelle Boas Senior Vice President and Secretary

Date: March 17, 2017